UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2019

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Preliminary estimates of net sales and certain other measures of ARRIS International plc (“ARRIS”) for the quarter and year ended December 31, 2018, based on currently available information are set forth in the table below.

Preliminary Estimates ($ in millions)	Quarter ended December 31, 2018 (unaudited)	Year ended December 31, 2018 (unaudited)
Net Sales	$1,775 to $1,800	$6,730 to $6,755
Adjusted Direct Contribution(1)	$194 to $209	$772 to $787
Adjusted EBITDA(2)	$192 to $207	$795 to $810

(1) Adjusted Direct Contribution is defined as operating income, adjusted to eliminate the effect of amortization of intangible assets, impairment of goodwill and intangible assets, integration, acquisition, restructuring and other costs, stock-based compensation, and depreciation.

(2) Adjusted EBITDA is defined as earnings before income taxes, adjusted to eliminate the effect of interest, depreciation, amortization, integration, acquisition, restructuring and other costs, stock-based compensation, pension settlement charges, gain on disposal of product line, remeasurement of deferred taxes, and acquisition impacts related to deferred revenue and inventory.

These estimates are subject to completion of financial closing procedures for the quarter and year ended December 31, 2018. Moreover, these estimates have been prepared solely on the basis of currently available information. As a result, actual results could be materially different from these estimates due to the completion of financial closing procedures, final adjustments, completion of the review of the financial statements and other developments that arise between now and the time the financial statements are issued. Ernst & Young LLP, which serves as ARRIS’ independent registered public accounting firm, has not performed any procedures with respect to this financial information, nor have they expressed any opinion or other form of assurance with respect to the estimated ranges presented or their achievability.

As previously announced, on November 8, 2018, ARRIS entered into a Bid Conduct Agreement (the “Acquisition Agreement”) with CommScope Holding Company, Inc. (“CommScope”) providing for the acquisition of all of the ordinary shares of ARRIS by CommScope (the “Acquisition”). The Acquisition has not yet closed. ARRIS understands that CommScope historically has calculated Adjusted EBITDA differently than ARRIS. As used by CommScope, Adjusted EBITDA is defined as operating income, adjusted to eliminate amortization, depreciation, restructuring costs, asset impairments, equity-based compensation, integration and transaction costs and other items that they believe are useful to exclude in the evaluation of operating performance from period to period because these items are not representative of their core business. Using the CommScope definition, the preliminary estimate of Adjusted EBITDA for ARRIS would be $196 million to $211 million and $802 million to $817 million for the quarter and year ended December 31, 2018, respectively.

Item 8.01. Other Events.

With respect to 2019, ARRIS anticipates a stronger year than 2018, with the first quarter expected to be the lowest quarter of the year in part due to the shift of manufacturing out of China in response to the recently enacted tariffs, as well as typical seasonality in portions of the business and higher inventory levels in the North American Enterprise channel.

Forward-Looking Statements

This Current Report includes forward-looking statements that reflect the current views of ARRIS with respect to future events and financial performance, including the proposed Acquisition. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the ARRIS management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of ARRIS, including, without limitation: preliminary results for the fourth quarter, the full year 2018 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control; failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed Acquisition; the potential impact of announcement or consummation of the proposed Acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the Acquisition; delays in moving manufacturing from China or difficulties in commencing production in new locations as planned; and other factors beyond the control of ARRIS.

These and other factors are discussed in greater detail in the reports filed by ARRIS with the U.S. Securities and Exchange Commission, including ARRIS’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. Although the information contained in this Current Report represents the best judgment of ARRIS as of the date of this Current Report based on information currently available and reasonable assumptions, ARRIS cannot give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, ARRIS cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. ARRIS disclaims any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed Acquisition, ARRIS filed the Proxy Statement and forms of proxy with the SEC on December 19, 2018, which has been mailed to the ARRIS shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, as well as ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 23, 2018. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement filed on December 19, 2018.

ARRIS is organized under the laws of England and Wales. Some of the officers and directors of ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel ARRIS and its affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: January 28, 2019